As filed with the Securities and Exchange Commission on December 19, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SEATTLE GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	91-1874389
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, WA 98021

(Address of Principal Executive Offices)

2000 DIRECTORS’ STOCK OPTION PLAN, AS AMENDED

2007 EQUITY INCENTIVE PLAN

(Full Titles of the Plans)

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

Seattle Genetics, Inc.

21823 30th Drive SE

Bothell, WA 98021

(Name and Address of Agent For Service)

(425) 527-4000

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Sonya F. Erickson

Heller Ehrman LLP

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

Telephone: (206) 447-0900

Facsimile: (206) 447-0849

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2000 Directors’ Stock Option Plan, As Amended Common Stock $0.001, par value per share	500,000	$10.87	$5,435,000	$166.85
2007 Equity Incentive Plan Common Stock $0.001, par value per share	5,000,000	$10.87	$54,350,000	$1,668.55

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, Common Stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq Global Market on December 17, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed or to be filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; June 30, 2007 and September 30, 2007;

(c)	The Registrant’s Current Reports on Form 8-K filed on January 8, 2007, January 24, 2007, February 6, 2007, April 24, 2007, June 1, 2007, June 14, 2007, July 25, 2007 and October 23, 2007 (other than reports or portions of reports furnished but not filed pursuant to Commission rules);

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 28, 2001 under the Exchange Act, as amended, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the issuance of the Registrant’s Common Stock will be passed upon by Heller Ehrman LLP, Seattle, Washington. Sonya F. Erickson, a Shareholder of Heller Ehrman LLP, is the Assistant Secretary of the Registrant. As of the date of this Registration Statement, certain attorneys of Heller Ehrman LLP own an aggregate of 7,496 shares of the Registrant’s Common Stock.

Item 6.	Indemnification of Directors and Officers

The Registrant’s Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registration has entered into Indemnification Agreements with its officers and directors.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Item No.	Description of Exhibits

4.6(1)	2000 Directors’ Stock Option Plan, as amended

4.7(2)	2007 Equity Incentive Plan

5.1	Opinion of Heller Ehrman LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (see signature page)

(1)	Previously filed as Appendix B to Registrant’s definitive proxy statement on Form DEF 14A, File No. 000-32405, originally filed with the Commission on April 17, 2007, and incorporated herein by reference.

(2)	Previously filed as Appendix A to Registrant’s definitive proxy statement on Form DEF 14A, File No. 000-32405, originally filed with the Commission on April 17, 2007, and incorporated herein by reference.

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bothell, state of Washington, this 19th day of December, 2007.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall
Clay B. Siegall, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Clay B. Siegall his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement on Form S-8, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Clay B. Siegall, Ph.D. Clay B. Siegall, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2007

/s/ Todd E. Simpson Todd E. Simpson	Chief Financial Officer (Principal Accounting and Financial Officer)	December 19, 2007

/s/ Srinivas Akkaraju, M.D., Ph.D. Srinivas Akkaraju, M.D., Ph.D.	Director	December 19, 2007

/s/ Marc E. Lippman, M.D. Marc E. Lippman, M.D.	Director	December 19, 2007

/s/ Felix Baker, Ph.D. Felix Baker, Ph.D.	Director	December 19, 2007

/s/ Franklin M. Berger Franklin M. Berger	Director	December 19, 2007

/s/ David W. Gryska David W. Gryska	Director	December 19, 2007

/s/ Daniel F. Hoth, M.D. Daniel F. Hoth, M.D.	Director	December 19, 2007

/s/ John P. McLaughlin John P. McLaughlin	Director	December 19, 2007

/s/ Daniel G. Welch Daniel G. Welch	Director	December 19, 2007

INDEX TO EXHIBITS

Item No.	Description of Exhibits

4.6(1)	2000 Directors’ Stock Option Plan, as amended

4.7(2)	2007 Equity Incentive Plan

5.1	Opinion of Heller Ehrman LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Heller Ehrman LLP (filed as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereof)

(1)	Previously filed as Appendix B to Registrant’s definitive proxy statement on Form DEF 14A, File No. 000-32405, originally filed with the Commission on April 17, 2007, and incorporated herein by reference.

(2)	Previously filed as Appendix A to Registrant’s definitive proxy statement on Form DEF 14A, File No. 000-32405, originally filed with the Commission on April 17, 2007, and incorporated herein by reference.